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                                                                   Exhibit 99.1

                                                                CONFORMED ORDER

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re                                   )
                                        )
LFS ACQUISITION CORP.,                  )       Chapter 11
KIDS MART, INC., and                    )       Case No. 97-42 (PJW)
HOLTZMAN'S LITTLE FOLK SHOP, INC.,      )       Jointly Administered
                                        )
                        Debtors.        )

                   ORDER DISMISSING DEBTORS' CHAPTER 11 CASES

        Upon the motion dated April 17, 1997 (the "Motion") of the above-captioned debtors and debtors in possession herein (collectively, the "Debtors"), seeking the issuance and entry of an order, pursuant to sections 1112(b) and 305(a)(1) of the Bankruptcy Code, authorizing the dismissal of the Debtors' chapter 11 cases; and, as evidenced by the affidavit of service on file with the Court, due and sufficient notice of the Motion having been given; and no objections to the Motion having been received; and it appearing that the relief requested in the Motion is necessary and in the best interests of the Debtors, their estates, and their creditors; and after due deliberation and sufficient cause appearing therefor; it is

        NOW, on Motion of KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP and YOUNG, CONAWAY, STARGATT & TAYLOR, co-counsel for the Debtors, hereby

        ORDERED, that the chapter 11 case of In re LFS Acquisition Corp., Case No. 97-42 (PJW), is dismissed; it is further

        ORDERED, that the chapter 11 case of In re Kids Mart, Inc., Case No. 97-43 (PJW), is dismissed; it is further

        ORDERED, that the chapter 11 case of In re Holtzman's Little Folk Shop, Inc., Case No. 97-44 (PJW), is dismissed; and it is further

        ORDERED, that Foothill Capital Corporation shall pay $11,000 in U.S. Trustee fees pursuant to 28 U.S.C. Section 1930 within ten (10) days of the date hereof.

Dated:  Wilmington, Delaware
        May 20, 1997

                                              /s/ Peter J. Walsh
                                        ------------------------------
                                        UNITED STATES BANKRUPTCY JUDGE